Exhibit 99.16

This Instrument Prepared by

and When Recorded Return to

Attn: Tami Threet

Lax, Vaughan, Fortson, Jones & Rowe, P.A.

11300 Cantrell Road, Suite 201

Little Rock, Arkansas 72212

MORTGAGE

KNOW ALL MEN BY THESE PRESENTS:

THAT THIS SECOND MORTGAGE (“Mortgage”) is made and entered into as of the 31st day of August, 2011 by and between Park Heritage Property Holdings, LLC, a Georgia limited liability company (hereinafter referred to as “Mortgagor”) and KMJ Management, LLC d/b/a Pinnacle Healthcare, LLC, an Arkansas limited liability company (hereinafter called “Mortgagee”).

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Mortgagor does hereby grant, bargain, sell, convey and deliver to Mortgagee, its successors and assigns, the following described property located in Benton County, Arkansas (the АProperty@):

SEE EXHIBIT АA@ ATTACHED HERETO AND INCORPORATED HEREIN FOR LEGAL DESCRIPTION

This Mortgage conveys all buildings and improvements now or hereafter erected on the Property, and all easements, rights, appurtenances, rents, royalties, mineral, oil and gas rights and profits, water, water rights, and water stock, and all fixtures now or hereafter attached to the property, all of which, including replacements and additions thereto, shall be deemed to be and remain a part of the Property covered by this Mortgage.

TO HAVE AND TO HOLD the Property unto the Mortgagee, its successors and assigns forever.

And Mortgagor covenants with Mortgagee, its successors and assigns, that it is lawfully seized in fee simple to the Property described herein, subject to a first mortgage in favor of The Private Bank and Trust Company in the principal amount of Eleven Million Eight Hundred Thousand and No/100 Dollars ($11,800,000.00) (the “First Lien”).  MORTGAGEE, BY ITS ACCEPTANCE HEREOF, DOES HEREBY SUBORDINATE THE LIEN OF THIS SECOND MORTGAGE TO THE FIRST LIEN WHICH IS ALSO THE SUBJECT OF THAT CERTAIN SUBORDINATE AGREEMENT OF EVEN DATE HEREWITH, BUT TO NO OTHER LIEN OR ENCUMBRANCE. Should the interest of Mortgagor in the Mortgaged Property be other or less than one hundred percent (100%)

full fee simple title thereto, and should Mortgagor hereafter acquire any other or further right, titled or interest therein, then such right, title or interest shall be included in the Mortgaged Property and shall be subject to the lien hereof to the same extent as if owned by Mortgagor on the date hereof.

PROVIDED, however, the conveyance made by this Mortgage is intended to transfer to Mortgagee a second priority mortgage interest in the Property for the purpose of providing additional security for the following described indebtedness and other obligations:

(i)                                     The obligations of Park Heritage Property Holdings, LLC pursuant to a secured Promissory Note of even date herewith in the original principal amount of Two Million Four Hundred Thousand and 00/100 ($2,400,000) (the “Note”).

In addition to securing the payment of the above-described obligations, this instrument shall also secure any and all additional amounts that Mortgagor (or its affiliates) now owes or may hereafter owe unto the Mortgagee, whether as principal or surety, at any time between this date and the satisfaction of record of the lien of this instrument, including any and all future advances that may be made by Mortgagee to Mortgagor, regardless of whether Mortgagee is now obligated to make such future advances or hereafter becomes obligated to make such future advances, further regardless of whether or not this instrument is specifically referred to in the evidence of indebtedness executed by Mortgagor with regard to such future advances, and further regardless of whether or not such future advances may be for purposes related or unrelated to the purpose for which the original obligation secured hereby is given.  This mortgage shall not release or affect any other mortgage executed by Mortgagor unto the Mortgagee.

Upon payment in full of all such sums, this Mortgage shall become void, and Mortgagee shall promptly execute, acknowledge and deliver to Mortgagor in recordable form a release deed evidencing that this Mortgage has been discharged and that Mortgagee has released the Property from this Mortgage.

Mortgagor and Mortgagee further agree as follows:

1.             Mortgagor shall: (a) pay the obligations Mortgagee in accordance with the terms of the Note; (b) pay, when due and before any penalty, interest or delinquency charges are imposed, all general and special taxes, assessments or governmental charges imposed on the Property or any part thereof; (c) insure and keep insured the Property against loss by fire, and other hazards, casualty and loss, with extended coverage including, but not limited to, the replacement value of all improvements; (d) carry public liability insurance with coverage and limits of liability which are normal and customary for the area; (e) prevent the Property from becoming encumbered by any lien or charge unless Mortgagee consents in writing to such lien or encumbrance; and (f) comply with all statutes, ordinances, laws and regulations relating to such Property or to

Mortgagor=s business conducted on the Property; and (g) protect the mortgaged Property from waste, injury or unusual deterioration and, without subjecting the Property to any statutory lien, to make all replacements and repairs necessary to keep the mortgaged Property in good physical condition, and in that connection, Mortgagor may not remove or substantially alter any structure on the Property without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld.

2.             Upon the occurrence of any of the following events (each of which is herein called an AEvent of Default@), Mortgagee shall be in default hereof:

(a)                                    Failure to perform any payment obligation in the Note;

(b)           Failure to perform pursuant to the Lease Agreement for the 90-bed long term care skilled nursing facility located in Cassville, Missouri during the term such Lease Agreement is guaranteed by Mortgagor;

(c)           Failure to comply with the covenants and requirements related to the Home Office and its occupancy thereof as set forth in that certain Asset Purchase Agreement dated March 14, 2011, as amended;

(d)           The Mortgagor shall make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against Mortgagor, in which an order for relief is entered or which remains undismissed for a period of thirty (30) days or more; or Mortgagor by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more; or Mortgagor shall generally not pay its debts as such debts become due;

(e)           Creation of any lien, encumbrance, sale, transfer or contract to transfer or sell all or any part of the Property or a material part of Mortgagor=s property;

3.             Upon the occurrence of any Event of Default as defined above, Mortgagee may immediately institute and pursue any and all remedies permitted by applicable law or by this Mortgage, including, but not limited to, the following:

(a)           Mortgagee may foreclose this Mortgage in a proceeding in equity in any court of competent jurisdiction with respect to any part or all of the Property;

(b)           Mortgagee may enforce the lien of this Mortgage with respect to all or any portion or portions of the Property encumbered by this Mortgage in a single proceeding or in several proceedings which may be prosecuted simultaneously, sequentially or in any order and in respect to whatever portions of the Property Mortgagee, in Mortgagee=s sole discretion, deems appropriate;

(c)           Mortgagee may have a receiver appointed over any or all of the Property; and

(d)           Mortgagee may exercise any and all rights and remedies provided under the laws of the State of Arkansas.

4.             In the event of any action by Mortgagee for foreclosure of this Mortgage or for the protection of the Property, Mortgagor agrees to pay all fees and expenses incurred in connection therewith, costs including but not limited to, attorneys fees and paralegal fees, fees to procure or extend an abstract or a certificate of title, court costs, and all other reasonable collection costs.  Such fees, costs and expenses shall be paid on demand and if no demand is made, then added to the principal balance owed.  In any event, said fees and collection expenses shall be secured by this Mortgage.

5.             Mortgagee shall have the right, but no obligation, after first giving Mortgagor at least fifteen (15) days= notice, to pay or incur any expense, liability or obligation, including attorneys fees and paralegal fees, reasonably deemed necessary by Mortgagee to protect the Property or to protect or defend the interest of Mortgagee in the Property, including, but not limited to, any taxes, assessments, or other governmental charges and any insurance premiums, or the cost of any reasonably necessary maintenance or repair of the Property.  Mortgagor shall reimburse all such sums to Mortgagee immediately upon demand, with interest thereon at the maximum rate from the date such expense, liability or obligation is incurred by Mortgagee, and Mortgagor=s obligation to pay such sums to Mortgagee shall constitute a part of the indebtedness secured by this Mortgage.

6.             Mortgagor agrees to protect, indemnify, defend and hold harmless Mortgagee to the fullest extent possible by law from and against all claims, demands, causes of action, suits, losses, damages (including without limitation, reasonable attorneys fees and paralegal fees costs and expenses incurred in investigating and defending against the assertion of such liabilities, as such fees, costs, and expenses are incurred), of any nature whatsoever, which may be sustained, suffered or incurred by Mortgagee based upon, without limitation; the ownership and/or operation of the Property and all activities relating thereto; any knowing or material misrepresentation or material breach of warranty by Mortgagor; any violations of the Comprehensive

Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976 and any other applicable federal, state or local rule, ordinance or statute; the cleanup or removal of hazardous waste or evaluation and investigation of the release or threat of release of hazardous waste; any loss of natural resources including damages to air, surface or ground water, soil and biota; and any private suits or court injunctions.

7.             If all or any part of the Property or an interest therein is sold or transferred by Mortgagor without Mortgagee=s prior written consent, Mortgagee may, at Mortgagee=s option, declare all the sums secured by this Mortgage to be immediately due and payable.  Mortgagee shall have waived such option to accelerate if, prior to the sale or transfer, Mortgagee and the person to whom the Property is to be sold or transferred reach agreement in writing that the credit of such person is satisfactory to Mortgagee and that the interest payable on the sums secured by this Mortgage shall be at such rate as Mortgagee shall request.  If Mortgagee has waived the option to accelerate provided in this paragraph, and if Mortgagor=s successor in interest has executed a written assumption agreement accepted in writing by Mortgagee, Mortgagee may, but shall not be required,  to release Mortgagor from all obligations under this Mortgage and the Note.

8.  To the maximum extent possible, Mortgagor hereby expressly waives any right pertaining to the marshalling of assets or marshalling of liens, the equity of redemption, any statutory or common law right of redemption, homestead, dower, curtesy, marital share, and all other exemptions, or other matters which might defeat, reduce or affect the right of Mortgagee to sell the Property or the Personal Property for the collection of the Obligations, in preference to every other person and claimant.

9.             All remedies provided in this Mortgage are distinct and cumulative to any other right or remedy under this Mortgage or afforded by law or equity and may be exercised concurrently, independently or successively.

10.           This Mortgage shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.  As used in this Mortgage, the term Mortgagor shall be deemed and construed to include the heirs, personal representatives, successors and assigns of the Mortgagor named herein and the term Mortgagee shall be deemed and construed to include the heirs, personal representatives, successors and assigns of the Mortgagee named herein.  This Mortgage may be modified or amended only by a writing signed by the parties hereto.

11.           Any notices necessary or appropriate to be given in connection with this Mortgage shall be deemed given when given in writing and delivered by hand to the party to be notified or on the third day after such written notice is deposited for mailing with the United States Postal Service by registered or certified mail, postage and fees prepaid, addressed to the party to be notified at the following address:

If to Mortgagee:	KMJ Management, LLC
d/b/a Pinnacle Healthcare, LLC
7 Halsted Circle
Rogers, Arkansas 72756

If to Mortgagor:	Park Heritage Property Holdings, LLC
Attn:
1513 S. Dixieland Road
Rogers, Arkansas 72756

The address at which notice may be given to any party to this Mortgage may be changed by such party at any time by giving notice of such change of address to the other parties hereto.

12.           This Mortgage shall be governed by and construed in accordance with the laws of the State of Arkansas.

13.           The Mortgagor releases all rights of homestead, rights of appraisement hereunder and also releases unto the Mortgagee any right of redemption under the laws of the State of Arkansas.

IN WITNESS WHEREOF, this Mortgage has been executed and delivered by Mortgagor under seal as of the date and year first above written.

MORTGAGOR:

PARK HERITAGE PROPERTY HOLDINGS, LLC

By:	/s/ Christopher F. Brogdon

Title:	Manager

ACKNOWLEDGMENT

STATE OF	)
)ss.
COUNTY OF	)

BE IT REMEMBERED, that on this day came before the undersigned, a Notary Public duly commissioned and acting, Christopher F. Brogdon, to me well known or satisfactorily proven, acting as the Manager of PARK HERITAGE PROPERTY HOLDINGS, LLC, a Georgia limited liability company, who stated that he/she was authorized to execute and deliver this Mortgage on behalf of such limited liability company, and further stated that he/she had executed and delivered this Mortgage, on behalf of such limited liability company for the consideration and purposes set forth herein.

WITNESS my hand and official seal this 1st day of September, 2011.

/s/ Damaris Marriaga
Notary Public
My Commission Expires:

2/16/2015
(SEAL)

EXHIBIT “A”

Real Property Description

A part of Tract 3 of Robert Callaghan’s Subdivision of the SW/4 of the NE/4 of Section 14, Township 19 North, Range 30W, Rogers, Arkansas, described as beginning South 89° 18’ 12” East 196.06 feet from the SW corner of the said SW/4 of the NE/4, being on the centerline of Olrich Street, thence North 00° 10’ 51” West 176.95 feet; thence South 89° 13’ 49” East 133.94 feet; thence South 00° 10’ 51” East 176.78 feet to said centerline; thence North 89° 18’ 19” West 133.93 along said centerline to the place of beginning.

Also, a part of Tract 3 in Robert Callaghan’s Subdivision to the City of Rogers, Arkansas, described as follows:

Beginning at the SW corner of the SW/4 of the NE/4 of Section 14, Township 19 North, Range 30 West, running thence North 00° 10’ 51” West 177.20 feet along the centerline of Dixieland Road; thence South 89° 13’ 49” East 196.06 feet; thence South 00° 10’ 51” East 176.95 feet to the centerline of Olrich Street; thence North 89° 18’ 12” West 196.06 feet along said centerline to the point of Beginning.  Both subject to the right of way of said street.

Also, A part of the SW/4 of the NE/4 of Section 14, Township 19 North, Range 30 West, described as follows:

From the NW Corner of the said SW/4 of the NE/4, thence South 00° 38’ East 775 feet along the centerline of Dixieland Road to the point of beginning; thence South 00° 38’ East 19 feet along said centerline; thence East 330 feet; thence North 00° 38’ West 19 feet to the South right-of-way of Gum Street; thence West 330 feet along said right-of-way to the point of beginning.

Also, a part of the SW-1/4 of the NE-14 of Section 14, Township 19 North, Range 30 West, being more particularly described as follows:  Beginning at the NW Corner of Tract 3, Robert Callaghan’s Subdivision to the City of Rogers, Arkansas, thence Southerly along the centerline of Dixieland Road, approximately 356.8 feet to a point which is North 00° 10’ 51” West 177.20 feet from the SW Corner of the SW-1/4 of the NE-14 of said Section 14; thence South 89° 13’ 49” East approximately 330 feet to the East line of said Tract 3; thence North 00° 38’ West approximately 356.47 feet to a point which is South 00° 38’ East from the NW Corner of Lot 1, Bock 4, Weber’s Addition to the City of Rogers, Arkansas; thence Westerly along the North line of said Tract 3, Robert Callaghan’s Subdivision to the point of beginning.